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                                                                  Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ezenia! Inc. for the registration of 400,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2001, with respect to the consolidated financial statements and schedules of Ezenia! Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Boston, Massachusetts
July 30, 2001


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